UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 15, 2013

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

Completion of Initial Closing of Private Equity Fund Joint Venture

On February 15, 2013, NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) completed the initial closing (the “Initial Closing”) of its joint venture owning interests in private equity real estate funds (the “PE Fund JV”).  Pursuant to the terms of the agreement, the full purchase price for the transaction was funded at the Initial Closing, exclusive of future capital commitments underlying the fund interests in the PE Fund JV.  Consequently, NorthStar Income funded $121 million and NorthStar Realty Finance Corp., NorthStar Income’s sponsor (“NorthStar” and, together with NorthStar Income, the “NorthStar Entities”), funded $289 million (inclusive of the $40 million deposit).  In connection with the Initial Closing, the current owner of the fund interests (the “Class B Partner”) contributed its interests in 18 of the approximately 50 funds subject to the transaction in exchange for all of the Class B partnership interests in the PE Fund JV.  The funds that were contributed at the Initial Closing had an aggregate reported net asset value of $304 million at June 30, 2012 and the total net asset value of all funds expected to be contributed in the transaction had an aggregate reported net asset value of $804 million at June 30, 2012. The amounts funded and total net asset value associated with the Initial Closing of the PE Fund JV differ from those previously reported due to additional fund interests anticipated to be acquired.

Shortly following the Initial Closing, the NorthStar Entities and the Class B Partner will “true up:” (i) any distributions received by the Class B Partner; and (ii) any contributions made by the Class B Partner, from the contributed funds since June 30, 2012, with the NorthStar Entities receiving any such distributions, and the NorthStar Entities reimbursing the Class B Partner for any such contributions, in each case in accordance with the terms of the agreement governing the PE Fund JV.  One of NorthStar’s subsidiaries is the general partner of the partnerships which hold the interests that were contributed at the Initial Closing.  NorthStar Income anticipates closing most of the remaining funds in the first quarter.   In connection with additional closings, either one of NorthStar’s subsidiaries or an affiliate of the Class B Partner may be the general partner of the partnerships that will hold the additional funds.  The closing of each of the remaining funds is subject to customary closing conditions, including third party consents.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “will,” “expects,” “look forward” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Income can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from NorthStar Income’s expectations include, but are not limited to, those described in the documents NorthStar Income has filed with the United States Securities and Exchange Commission as well as the possibility that: (1) the net asset value as of June 30, 2012 does not necessarily reflect the fair value of the contributed fund interests as of such date and the current fair value could be materially different and (2) the closing of the remaining funds may not occur at the time or on the terms anticipated, if at all.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  NorthStar Income expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: February 20, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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